UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

September 25, 2012
Date of Report (date of earliest event reported)

Standard Parking Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600
Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 26, 2012, Standard Parking Corporation (“Standard”), KCPC Holdings, Inc. (“KCPC”) and Central Parking Corporation (“Central”) entered into an Asset Preservation Stipulation and Order (the “Stipulation and Order”) and a Proposed Final Judgment (the “Proposed Final Judgment”) with the Antitrust Division of the United States Department of Justice regarding Standard’s acquisition of KCPC by means of a merger (the “Merger”) of a wholly-owned subsidiary of Standard with and into KCPC, pursuant to the Agreement and Plan of Merger, dated as of February 28, 2012, by and among KCPC, Standard, Hermitage Merger Sub, Inc., and Kohlberg CPC Rep, L.L.C.  The Stipulation and Order and Proposed Final Judgment were filed in the United States District Court for the District of Columbia (the “District Court”) on September 26, 2012.

Under the terms of the Proposed Final Judgment and Stipulation and Order, Standard and Central will divest contracts covering slightly more than 100 off-street parking facilities.  The contracts, which include both leases and management agreements, will be sold, terminated or permitted to expire without renewal.  Upon approval of the Stipulation and Order and Proposed Final Judgment by the District Court, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 will be terminated and the parties will be permitted to consummate the Merger.

Standard issued a press release announcing its entry into the Stipulation and Order and the filing of the Proposed Final Judgment.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

At a meeting of Standard’s Board of Directors (the “Board”) held on September 25, 2012, the Board approved certain changes to Standard’s management team in connection with the anticipated closing of the Merger, including appointing Thomas Hagerman, Standard’s current Chief Operating Officer, as Executive Vice President, Chief Business Development Officer.  As disclosed in Standard’s Definitive Proxy Statement filed with the Securities and Exchange Commission on August 3, 2012, in his new position, Mr. Hagerman will have chief responsibility for all of the combined company’s business development efforts throughout North America.  Once Mr. Hagerman assumes his new position, he will no longer serve as Standard’s Chief Operating Officer.

In addition, the Board appointed G Marc Baumann, Standard’s Chief Financial Officer, as President, Urban Operations.  In his new position, Mr. Baumann will have chief responsibility for the combined company’s operations in major metropolitan areas.  Mr. Baumann will remain Standard’s Chief Financial Officer.  Effective as of the date of the consummation of the Merger, Mr. Baumann’s base salary will be increased to $550,000.  Mr. Baumann’s base salary for the year ended December 31, 2011 was $437,610.  Beginning in 2013, Mr. Baumann’s annual target bonus opportunity will be $250,000.  Other information regarding Mr. Baumann is contained in Standard’s Definitive Proxy Statement for its annual meeting of stockholders filed with the Securities and Exchange Commission on March 30, 2012.

The appointments of Mr. Hagerman and Mr. Baumann to their new positions are subject to, and will be effective immediately following, the consummation of the Merger.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits

99.1                   Press release issued by Standard Parking Corporation on September 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Parking Corporation

Date: September 26, 2012	/s/ G MARC BAUMANN
G. Marc Baumann
Chief Financial Officer